CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES (SM)

With Maturities of 9 months or more from Date of Issue


Registration No.  333-35460
Filed Pursuant to Rule 424 (b) (2)
PRICING SUPPLEMENT NO.  014				Trade Date: 10/26/00
(To Prospectus Supplement & Prospectus dated
  September 8, 2000)						Issue Date:  10/31/00
The Date of this Pricing Supplement October 26, 2000

SUBJECT TO REDEMPTION
OR REPAYMENT
  CUSIP									Date and terms of redemption or
     or	Stated				             Interest			repayment (including any
Common	Interest	Price to Discounts & PaymentSurvivor's applicable regular or special
CodeRate (1)	MaturityPublic (2)	Commissions Frequency OptionYes/No record dates)

14911QAP6   7.30%      10/15/10	  100%	     1.5000%	  Quarterly YES YES
                                                      Callable at 100% on
                                                      10/15/02 and
                                             									semi-annually thereafter



Original Issue Discount Note:					Total Amount of OID:
____  Yes	  X   No						N/A



(1) The interest rates on the PowerNotes (SM) may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotes (SM) offered prior to the effective date of the change.

(2) Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation sheet.